EXHIBIT 5

                   OPINION OF DAVID T. KETTIG



Independence Holding Company
96 Cummings Point Road
Stamford CT 06902

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

      I have acted as counsel to Independence Holding Company, a Delaware corporation (the "Company"), in connection with the post-effective amendments on Form S-3 to the Registration Statement on Form S-11 which the Company filed with the Securities and Exchange Commission on May 25, 1971 (Registration No. 2-40517) (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities
Act"),  shares  of  its  Common  Stock,  $1.00  par  value   (the
"Shares"), issuable upon the exercise of outstanding Share Purchase Warrants (the "Warrant Shares").

      In rendering my opinion, I have examined the following documents:

      (a)   The  Restated  Certificate of  Incorporation  of  the
            Company, certified by the Secretary of State of the State of Delaware;

      (b)   The Bylaws of the Company;

      (c) The Registration Statement and amendments and post-effective amendments thereto; and

      (d)  Share Purchase Warrant dated June 22, 1971, as amended
           (the "Warrant").

      This opinion is limited to the federal laws of the United States of America and Delaware corporate law. I disclaim any opinion as to the laws of any other jurisdiction. I further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

      Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and assuming that the Warrant Shares are issued, delivered and paid for in accordance with the terms of the Warrant, it is my opinion that the Warrant Shares covered by the Registration Statement will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,



                                   /s/ David T. Kettig, Esq.
                                   -------------------------
                                   David T. Kettig, Esq.